Exhibit 99.1

 Quovadx Reports Improved Fourth Quarter & Full Year 2004 Financial Results


    ENGLEWOOD, Colo.--(BUSINESS WIRE)--March 9, 2005--

 Operating Cash Flow Increases to $3.8 million; GAAP EPS Loss Narrows to $0.05; Company Reiterates Goal of Profitability in 2005

    Quovadx, Inc. (NASDAQ: QVDX), a global software and services company, today announced financial results for the fourth quarter and full year ended December 31, 2004.

    Fourth Quarter Highlights

    -- Revenue increased 4% sequentially and 12% year-over-year to $20.5 million(1)
    --  GAAP net loss narrowed to $1.9 million or $0.05 per share
    --  EBITDA improved to $1.4 million
    --  Software license revenue increased 18% sequentially to $7.7 million
    --  Gross margin increased to 51%(1)
    -- Balance sheet strengthened with cash, short-term investments and restricted cash growing to $25.4 million and zero debt
    --  Net DSOs decreased to 63 days from 68 days in third quarter of
        2004
    -- Divestiture of Albuquerque operation, confirming focus on the company's core competencies and generating $1.9 million in cash

    (1) These figures exclude any results from the discontinued
        Albuquerque operation.

    "Our fourth quarter results reflect our continued focus on execution in the second half of 2004, and I'm pleased with the substantial progress we have made," said Harvey A. Wagner, president and chief executive officer of Quovadx. "We narrowed our net loss, generated additional cash and improved our gross margins, which keeps us on track to meet our financial objectives in 2005. We remain committed to growing the Company's revenue and attaining profitability, and we will continue to execute on achieving these financial objectives by focusing on bringing new products to market, providing superior customer service and increasing our partner and international sales."

    Financial Results -- Fourth Quarter 2004

    Total revenue for the quarter, excluding discontinued operations, was $20.5 million, up 4% from $19.7 million in the third quarter of 2004 and up 12% from the same period last year. The revenue numbers have been reduced to account for the sale of the Company's Albuquerque data center operation, which was sold in the fourth quarter 2004 and is now reflected in discontinued operations. The revenues for discontinued operations for the fourth quarter 2004, third quarter 2004 and fourth quarter 2003, are $1.3 million, $1.2 million and $1.2 million, respectively. Gross margin, excluding discontinued operations, increased to 51% in the fourth quarter versus 42% in the third quarter of 2004 and 34% in the fourth quarter of 2003. The gross margins for discontinued operations in the fourth quarter 2004, third quarter 2004 and fourth quarter 2003, are 9.4%, 9.1% and 8.0%, respectively.
    Net loss, calculated in accordance with generally accepted accounting principles (GAAP), decreased to $1.9 million or $0.05 per share for the quarter ended December 31, 2004, compared to a GAAP net loss of $3.6 million or $0.09 per share for the quarter ended September 30, 2004, and a GAAP net loss of $6.1 million or $0.18 per share for the quarter ended December 31, 2003. EBITDA for the fourth quarter 2004 rose to $1.4 million and the company generated $3.8 million in cash flow from operations.

    Financial Results -- Full Year 2004

    Revenue for the full year ended December 31, 2004, increased 28% to $82.8 million, compared with $64.9 million for 2003. The 2004 results include $42.1 million in total revenue from acquisitions made by the company during 2003. The Company recorded a net loss of $24.2 million or $0.61 per share for 2004 on a GAAP basis. The 2004 results include certain impairments and gains that increased the reported GAAP net loss by $5.2 million, or $0.13 per share. The company reported a net loss of $16.5 million or $0.52 per share for the year ended December 31, 2003.

    Balance Sheet Highlights

    The Company's deferred revenue was $19.9 million on December 31, 2004, compared to $18.0 million on September 30, 2004, and $19.1 million on December 31, 2003. As a result of generating cash during the year, the Company's cash, short-term investments and restricted cash was $25.4 million on December 31, 2004. The Company remains debt free. In addition, days sales outstanding (DSO) was reduced to 63 days on December 31, 2004, down from 68 days on September 30, 2004, and 97 days on December 31, 2003.
    "Healthcare providers, employers and consumers in the U.S. and elsewhere are facing significant challenges, with costs and the quality of care being impacted by incompatible systems and incomplete information. Quovadx is committed to providing its customers with the highest quality products and services to help address these challenges effectively," continued Wagner.
    "Quovadx entered 2005 as a refocused company, with proven products, dedicated employees and a world-class customer base. The strength of our product and service offerings were demonstrated through our new customer wins and expanded relationships with existing customers across each of our three divisions. We will use this momentum to drive Quovadx forward."

    Business Division Highlights

    Integration Solutions Division

    The Integration Solutions division (ISD) provides application and data-integration solutions for healthcare, public health and public safety organizations. ISD signed several contracts during the fourth quarter with both new and existing customers. Key agreements included the State of North Carolina for Cloverleaf(R) Integration Services, as well as expanded distribution through leading healthcare IT vendors in the U.S. and LifeLine Networks and CommerceWorks in Europe.
    ISD also continued to play a key role in the enablement of the electronic health records and the interoperability of disparate systems across communities. As part of the Canadian effort to roll out electronic health records, the ISD-developed Identity Services solution, spanning six facilities in the Calgary Health Region, went live in December 2004. This successful implementation, providing active integration and access to information from over five million medical records will enable Calgary to be included in the Alberta Provincial Client Registry.

    CareScience Division

    The CareScience division provides care management services and analytical solutions to hospitals and health systems. CareScience is also a pioneer in providing technology to enable Regional Healthcare Information Organizations (RHIOs) to implement community-wide clinical data exchanges.
    During the fourth quarter, CareScience announced the general availability of CMS Quality Manager. CMS Quality Manager is the next generation of the Care Management Suite, the flagship CareScience solution. CMS Quality Manager automates the process of clinical data gathering, analysis and reporting for healthcare providers. New agreements for CMS Quality Manager were signed during the quarter with Scripps Health of La Jolla, CA, and Banner Health of Phoenix, AZ. Renewed and expanded agreements were also signed with several leading healthcare organizations, including Carolinas Health System, Temple University Health System, MedStar Health and Providence Health System.
    CareScience continued the rollout and expansion of its RHIO solution for the Santa Barbara County Care Data Exchange (CDE) project. The Santa Barbara County CDE, now production-ready, is the first peer-to-peer clinical data exchange designed to enable healthcare providers to securely share clinical data at the point-of-care.

    Rogue Wave Software Division

    The Rogue Wave Software division specializes in high-performance development tools, frameworks and software libraries for the professional developer. The division signed several fourth quarter agreements with leading companies for its SourcePro(R) product line, including several large telecommunication organizations in the U.S., Kamakura, a financial services software firm in Japan, and Lottomatica, the company that operates the Italian lottery in Europe. Rogue Wave(R) LEIF, which allows customers to expose existing native code applications as Web services, also secured important wins with large telecommunications and financial services organizations domestically and abroad.
    Rogue Wave Software continued to expand its relationships with strategic partners in the fourth quarter, including new joint marketing and development agreements with IBM, Intel and Sun Microsystems, supporting current and future product lines.

    Outlook

    "Based on the progress we made in 2004, we have built a solid foundation on which to execute our growth strategy in the coming year," stated Mel Keating, executive vice president and chief financial officer. "We remain focused on our previously stated goal of achieving profitability in 2005. The potential success of several new products, improved gross margins and the growth opportunities in the markets we serve leave us optimistic about our ability to achieve sustainable, profitable growth."

    Internal Control Over Financial Reporting

    The Company is in the process of completing its evaluation and testing of internal control over financial reporting as required by
Section 404 of The Sarbanes-Oxley Act and Item 308(a) of Regulation S-K. The Company expects to complete that evaluation for the year ended December 31, 2004, and publish its internal control report, prior to April 30, 2005. In connection with this evaluation and with the audit of its financial statements, the Company and its independent, registered public accounting firm, Ernst & Young LLP, identified a number of deficiencies in the Company's internal control over financial reporting. A number of these deficiencies, individually or in the aggregate, have been reported to the audit committee as constituting a "material weakness" (as defined by standards established by the Public Company Accounting Oversight Board). The material weaknesses in the Company's accounting controls include those for software revenue recognition in multiple element transactions for one of the Company's bundled products, estimation of accrued liabilities and accounting for asset impairment. There were no changes to any of the reported financial results that have been released by the Company as a result of these deficiencies. The Company is developing a plan that it expects will remedy the deficiencies and this plan will be discussed in the Company's internal control report. However, management expects that it will be unable to conclude in its internal control report that internal control over financial reporting was effective as of December 31, 2004. Consequently, the Company expects that Ernst & Young will issue an adverse opinion on the effectiveness of the Company's internal control over financial reporting in the amendment to its Annual Report on Form 10-K, which the Company intends to file with its internal control report on or before April 30, 2005.

    Other Matters

    During the course of 2004 the Company became the subject of a number of shareholder lawsuits that arose from its March 2004 restatements. These class action and derivative lawsuits are ongoing: discovery has commenced in the Section 10b case; the lead plaintiff has not yet been selected in the Section 11 case. In addition, the previously announced formal Securities and Exchange Commission investigation regarding certain transactions entered into during 2002 and 2003 is ongoing.

    Non-GAAP Financial Measures

    EBITDA and other operational measures are non-GAAP financial measures as defined by the final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of Non-GAAP items included in this press release, as compared to the most directly similar GAAP financial measures, are set forth in the EBITDA reconciliation table at the end of this release.

    Conference Call

    Quovadx will host a conference call today, March 9, 2005, at 3:00 PM MST/5:00 PM EST, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's Website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling 888-203-1112 and entering the pass code 9920549. The replay will be available through March 16, 2005.

    About Quovadx, Inc.

    Quovadx, Inc. (NASDAQ: QVDX), a global software and services firm based in Englewood, Colorado, has helped thousands of enterprise customers worldwide develop, extend and integrate applications based on open standards. Quovadx is comprised of three divisions, the Integration Solutions division, which offers vertically specific solutions to improve processes and leverage existing technology systems, the CareScience division, which provides care management services and analytical solutions to hospitals and health systems and is a pioneer in community-wide data sharing and regional healthcare information organization (RHIO) solutions and the Rogue Wave Software division, which provides reusable software components and services that facilitate application development. Quovadx serves companies in healthcare, financial services, telecommunications and the public sector. Quovadx operates internationally with more than 450 employees. For more information, please visit http://www.quovadx.com.

    Cautionary Statement

    Certain forward-looking statements are included in this release, including statements relating to goals and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results and our ability to achieve profitability and maintain sustainable, profitable growth include market acceptance of and demand for our solutions; technology adoption increasing within the healthcare sector; our success in expanding current relationships, winning new clients and growing internationally; our renewed partnership and channel-sales marketing strategy; our ability to hit the market window for new technologies we are developing; significant new competition in our markets; the impact of the pending SEC investigation and class action litigation; the Company's ability to remedy the deficiencies that exist in its internal controls over financial reporting and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations web page or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

    QUOVADX is a trademark of Quovadx, Inc. Rogue Wave, SourcePro and CLOVERLEAF are registered trademarks of Quovadx, Inc. Care Data
Exchange is a registered mark of the California Healthcare Foundation. All other company and product names mentioned may be trademarks of the companies with which they are associated.


Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                       December 31,     December 31,
                                           2004             2003
                                     ---------------- ----------------
                                                         (Restated)
ASSETS
Current assets:
  Cash, cash equivalents and short-
   term investments                          $24,847          $23,688
  Accounts receivable                         14,068           17,593
  Unbilled accounts receivable                 1,195            3,465
  Other current assets                         2,598            4,143
  Assets held for sale                             -            1,758
                                     ---------------------------------
Total current assets                          42,708           50,647

  Property and equipment, net                  4,182            5,661
  Software, net                               11,333           28,876
  Other intangible assets                     17,713           17,735
  Goodwill                                    46,724           48,015
  Restricted cash                                578                -
  Other assets                                   707            4,256
                                     ---------------------------------
Total assets                                $123,945         $155,190
                                     =================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                            $3,523           $7,953
  Accrued liabilities                         10,097           15,881
  Unearned revenue                            19,927           19,066
                                     ---------------------------------
Total current liabilities                     33,547           42,900

  Deferred Revenue                                 -              315
                                     ---------------------------------
Total liabilities                             33,547           43,215
                                     ---------------------------------

Commitments and contingencies

Total stockholders' equity                    90,398          111,975
                                     ---------------------------------
Total liabilities and stockholders'
 equity                                     $123,945         $155,190
                                     =================================

End of the period common shares
 outstanding                                  40,619           38,938
                                     =================================




Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

                              Three Months Ended   Twelve Months Ended
                                  December 31,         December 31,
                            ---------------------- -------------------
                               2004       2003       2004     2003
                            ---------------------- -------------------
                            (Unaudited)(Unaudited)          (Restated)
                                        (Restated)

Revenue:
  Software license              $7,721     $6,038   $27,172   $20,270
  Professional services          2,958      4,245    14,540    17,512
  Recurring services             9,803      7,966    41,089    27,146
                            ---------------------- -------------------
     Total revenue              20,482     18,249    82,801    64,928

Cost of revenue:
  Software license               2,735      2,921    12,506     9,850
  Professional services          2,635      4,372    14,715    14,022
  Recurring services             4,159      4,706    18,878    16,391
  Asset Impairment                 430          -     7,195         -
                            ---------------------- -------------------
     Total cost of revenue       9,959     11,999    53,294    40,263
                            ---------------------- -------------------

        Gross Profit            10,523      6,250    29,507    24,665
                            ---------------------- -------------------

Operating expenses:
  Sales and marketing            4,056      5,631    19,597    17,785
  General and administrative     4,945      3,565    19,832    12,742
  Research and development       2,947      2,833    13,383     9,995
  Amortization of acquired
   intangibles                   1,011        649     3,718     1,720
                            ---------------------- -------------------
     Total operating
      expenses                  12,959     12,678    56,530    42,242
                            ---------------------- -------------------
Loss from operations            (2,436)    (6,428)  (27,023)  (17,577)

Other income (expense)
  Gain on sale of assets             -          -     1,535
  Interest income, net              60        209       355       694
                            ---------------------- -------------------
Net loss before income taxes    (2,376)    (6,219)  (25,133)  (16,883)
  Income taxes                     133          -       133         -
                            ---------------------- -------------------
Income from continuing
 operations                     (2,509)    (6,219)  (25,266)  (16,883)
Income from discontinued
 operations                        118         96       589       406
Gain on sale of discontinued
 operations                        446          -       446         -
                            ---------------------- -------------------
Net loss                       $(1,945)   $(6,123) $(24,231) $(16,477)
                            ====================== ===================

Weighted average common
 shares outstanding - basic     40,451     34,117    39,892    31,415
                            ====================== ===================

Net income (loss) per common
 share - basic and diluted      $(0.05)    $(0.18)   $(0.61)   $(0.52)
                            ====================== ===================




Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

                              Three Months Ended   Twelve Months Ended
                                  December 31,         December 31,
                             -----------------------------------------
                                2004      2003       2004     2003
                             --------------------- -------------------
Cash flows from operating    (Unaudited)(Unaudited)         (Restated)
 activities                              (Restated)
Net loss                        $(1,945)  $(6,123) $(24,231) $(16,477)
Adjustments to reconcile net
 income (loss) to net cash
  used in operating activities:
  Depreciation and
   amortization                   2,404     3,035    11,168     9,715
  Amortization of acquired
   intangibles                      982       649     3,332     1,720
  Gain on sale of assets           (446)        -    (1,981)        -
  Stock compensation expense         11         -       470         -
  Asset impairment                  414         -     7,530         -
  Bad debt expense                  376      (395)      162        82
  Change in assets and
   liabilities:
  Accounts receivable               669    (6,552)    3,986      (559)
  Unbilled accounts
   receivable                       (30)    3,076     2,270     1,128
  Other assets                    1,434     1,397     1,490       618
  Accounts payable                 (322)    4,265    (4,429)    5,525
  Accrued liabilities            (1,631)   (5,777)   (4,485)   (6,046)
  Unearned and deferred
   revenue                        1,849     1,588       711    (2,981)
                             --------------------- -------------------
         Net cash provided by
          (used in) operating
          activities              3,765    (4,837)   (4,007)   (7,275)
                             --------------------- -------------------

Cash flows from investing
 activities
  Purchase of property and
   equipment                       (354)     (865)   (1,010)   (1,971)
  Business acquisitions, net
   of acquired cash                   -    (5,071)        -   (12,585)
  Proceeds from sale of
   assets                         1,901         -     5,396         -
  Capitalized software             (234)   (1,329)   (1,148)   (3,557)
                             --------------------- -------------------
         Net cash provided by
          (used in) investing
          activities              1,313    (7,265)    3,238   (18,113)
                             --------------------- -------------------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                     373       769     1,444     1,318
                             --------------------- -------------------
         Net cash provided by
          financing
          activities                373       769     1,444     1,318
                             --------------------- -------------------

Effect of foreign exchange
 rate changes on cash               453       137       484       137
                             --------------------- -------------------

Cash, cash equivalents and
 short-term investments
  Net increase (decrease)         5,904   (11,196)    1,159   (23,933)
  Beginning of period            18,943    34,884    23,688    47,621
                             --------------------- -------------------
  End of period                 $24,847   $23,688   $24,847   $23,688
                             ===================== ===================

Reconciliation to GAAP Basis
  Net cash provided by (used
   in) investing activities       1,313    (7,265)    3,238   (18,113)
  Sale of short-term
   investments                        -   (69,928)        -    50,097
  Purchase of short-term
   investments                        -    41,785    (6,025)  (33,720)
                             --------------------- -------------------
  Net cash provided by (used
   in) investing activities -
   GAAP basis                    $1,313  $(35,408)  $(2,787)  $(1,736)
                             ===================== ===================



Quovadx, Inc.
EBITDA Reconciliation
(in thousands)
(Unaudited)
                                                               Year
                                Three Months Ended             Ended
                       -----------------------------------------------
                       March 31, June 30,  Sept. 30, Dec. 31, Dec. 31,
                         2004      2004      2004     2004      2004
                       -----------------------------------------------
GAAP net loss          $(12,782) $(5,890)  $(3,614) $(1,945) $(24,231)
Interest income            (118)    (127)      (50)     (60)     (355)
Depreciation &
 amortization             4,127    3,542     3,445    3,386    14,500
Gain on sale of assets        -   (1,175)     (360)    (446)   (1,981)
Asset impairments         7,116        -         -      430     7,546
                       -----------------------------------------------

EBITDA                  $(1,657) $(3,650)    $(579)  $1,365   $(4,521)
                       ===============================================


    CONTACT: Quovadx Inc.
             Andrea Lashnits, 720-554-1246
             andrea.lashnits@quovadx.com
             or
             Financial Dynamics for Quovadx Inc.
             Ian Bailey, 212-850-5600
             ibailey@fd-us.com
             or
             Kirin Smith, 212-850-5600